Commission file No. 0-21150

                           SCHEDULE 14A
                          (Rule 14a-101)
              INFORMATION REQUIRED IN PROXY STATEMENT
                     SCHEDULE 14A INFORMATION
    Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement     [ ] Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14(a-6(e)(2)
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Spice Entertainment Companies, Inc.
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                (Name of Registrant as Specified in Its Charter)

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     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other  underlying  value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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



                        SPICE ENTERTAINMENT COMPANIES, INC.
                                  536 Broadway
                            New York, New York 10012
                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be held on August 5, 1997
                           --------------------------

     The Annual Meeting of the Stockholders (the "Annual Meeting") of SPICE ENTERTAINMENT COMPANIES, INC. (the "Company") will be held on Tuesday, August 5, 1997 at 9:00 a.m., at the Angelika Film Center, 18 West Houston Street, New York, New York 10012 for the following purposes:

    1. To elect seven Directors of the Company to serve for the ensuing year (Proposal 1);

    2. To approve the amendment of the Company's Certificate of Incorporation to provide that actions required or permitted by the stockholders must be effected at a duly called annual or special meeting of stockholders (Proposal 2);

    3. To approve an amendment to the Company's 1991 Amended Management Stock Option Plan (Proposal 3);

    4. To ratify the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 (Proposal 4); and

    5. To transact such other business as may properly come before the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. Only stockholders of record at the close of business on June 20, 1997 are entitled to vote at the Annual Meeting (including any adjournments thereof).



                                         By of the Board of Directors



                                         DANIEL J. BARSKY
                                         Senior Vice President, General Counsel
                                         and Secretary


New York, New York
July   , 1997


YOUR VOTE IS IMPORTANT. To assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed Proxy in the enclosed postage-prepaid envelope.

                       SPICE ENTERTAINMENT COMPANIES, INC.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                     FOR 1997 ANNUAL MEETING OF STOCKHOLDERS

                               PROCEDURAL MATTERS

General

         This Proxy Statement is being furnished for the solicitation of proxies by the Board of Directors of Spice Entertainment Companies, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on August 5, 1997 at 9:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Angelika Film Center, 18 West Houston Street, New York, New York 10012. The telephone number at the
Angelika is 212.995.2000. The Company's headquarters are located at 536 Broadway, 7th Floor, New York, New York 10012, and the telephone number at that location is 212.941.1434.

         These proxy solicitation materials were mailed on or about July 1, 1997, together with the Company's 1996 Annual Report, to all stockholders entitled to vote at the Annual Meeting.

Voting at the Annual Meeting and Record Date

         Holders  of  record  of  shares  of the  Company's  Common  Stock  (the
"Shares") at the close of business on June 20, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 11,339,948 Shares issued and outstanding. For information regarding security ownership by the directors, management and the beneficial owners of more than 5% of the Company's Common Stock, see "SHARE OWNERSHIP BY DIRECTORS, PRINCIPAL STOCKHOLDERS AND MANAGEMENT."

Quorum; Required Vote

         The holders of a majority of the outstanding Shares entitled to vote, present in person or by proxy, will constitute a quorum for the transaction of business. Each Share is entitled to one vote on all matters properly brought before the Annual Meeting.

         For the election of Directors (Proposal 1), a plurality of the votes cast, in person or by proxy, is required for approval if a quorum is present and voting. The affirmative vote of a majority of the outstanding Shares, in person or by proxy, is required for the approval of the proposal to amend the Company's Certificate of Incorporation (Proposal 2). The affirmative vote of a majority of Shares present and voting at the Annual Meeting, in person or by proxy, is required for approval of the proposal to approve the amendment to the 1991 Amended Management Stock Option Plan and for ratification of the independent auditors (Proposals 3 and 4).

         Abstentions are counted in determining the total number of votes present, in person or by proxy. While not counted as votes for or against a proposal, abstentions have the same effect as votes against a proposal. If a broker or other nominee holding Shares for a beneficial owner does not vote on a proposal (broker non-votes), the Shares will not be counted in determining the number of votes present. With respect to Proposal 1, stockholders can withhold authority to vote for all nominees for Director or can withhold authority to vote for certain nominees for Director. The nominees for Directors with the seven highest number of affirmative votes (a plurality) will be elected as Directors. Because the Directors will be elected by a plurality, votes withheld and broker non-votes will have no effect on the outcome of the election of Directors. With respect to Proposal 2, abstentions and broker non-votes have the same effect as votes against such proposal. With respect to Proposals 3 and 4, abstention have the same effect as votes against such proposals while broker non-votes will not be counted for purposes of determining the number of votes cast for such proposals and, therefore, have no effect on the vote for such proposals.

Proxies

         All Shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies if not revoked prior to the Annual Meeting. If no instructions are indicated on a properly executed proxy, the Shares represented by that proxy will be voted for the named nominees to the Company's Board of Directors and in favor of the other proposals set forth on the proxy. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders will have discretion to vote on those matters in accordance with their best judgment.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by delivering a written notice of revocation or a duly executed proxy to the Secretary of the Company bearing a date later than the prior proxy relating to the same Shares or (ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting.

Expenses of Solicitation

         The Company will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, telegram, letter or facsimile. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Procedure for Submitting Stockholder Proposals

         Stockholders may present proper proposals for inclusion in the Company's proxy materials for consideration at the next annual meeting of its stockholders by submitting their proposals to the Secretary of the Company in a timely manner. In order to be included in the Company's proxy materials for the 1998 Annual Meeting, stockholder proposals must be received by the Secretary of the Company no less than 10 nor more than 60 days prior to the 1998 Annual Meeting of Stockholders, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company's Amended and Restated Bylaws (the "Amended Bylaws").

PROPOSAL 1
ELECTION OF DIRECTORS

General

         The Company's business is conducted by management under the direction of the Board of Directors. The Board is currently comprised of seven members all of whom are seeking to be elected at the Annual Meeting. If any of the nominees is unable or declines to serve as a director at the Annual Meeting, the proxy holders will vote in their discretion for a substitute nominee or will vote for a fewer number of directors as may be prescribed by the Board of Directors in accordance with the Company's Bylaws. It is expected that all nominees will be available to serve as Board members. The term of office of each person elected as director will continue until the next Annual Meeting of Stockholders or until his or her successor has been elected and qualified. Leland H. Nolan is required to be nominated as a director under the terms of a Separation Agreement between the Company and Mr. Nolan until December 31, 1998, except in certain circumstances.

         Certain information regarding the beneficial ownership of Shares of each such director is set forth below at "SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS, DIRECTORS, NOMINEES AND MANAGEMENT."

Information Regarding Nominees for Directors

         The following table sets forth the name, age and certain other information regarding the nominees for directors.


     Name              Ag                 Position, Occupation and Business Experience
-----------------     ----   --------------------------------------------------------------------------
J. Roger Faherty       58    Chairman  of  the  Board  of  Directors,   Chief  Executive   Officer,
                             President  and  Director.  Mr.  Faherty has been Chairman of the Board and a Director  of the Company  since  December  1991.  In 1991 he was elected as the Company's Chief Executive  Officer and became President in 1996.  Beginning  in March 1990 and until  joining  the  Company in
                             December 1991, he was a consultant to the Company.

Leland H. Nolan        50    Director.  Mr.  Nolan has been a Director  of the  Company  since 1988 and from that time and until the end of 1995,  held various  executive positions, most recently as Vice Chairman,  International Initiatives.
                             Prior to joining the  Company,  he was Chairman of the Board of Orange
                             Entertainment Company, a video production and distribution company.

Dean R. Ericson        51    Director.  Mr.  Ericson  was  elected a  Director  of the  Company  on
                             January 24, 1994.  Mr.  Ericson is  co-founder  and  President,  since
                             1987, of Media Management  Services,  Inc., a Denver-based  consulting practice  providing  technology and business  development  services to selected  media  and  telecommunications  companies.  He was  formerly
                             Vice   President  of  New  Business   Development,   Director  of  Pay
                             Television,  and Manager of Special Markets at American Television and
                             Communications Corporation.

R. Christopher Yates   58    Director.  Mr.  Yates was  elected a Director  of the  Company on July
                             23, 1996.  He has been the Chief  Executive  Officer of The Home Video
                             Channel  Ltd.  ("HVC")  since HVC's 1989  formation.  Since the end of
                             1994,  HVC has been a  wholly-owned  subsidiary of the Company.  Prior to 1989 he was the Chief  Executive of Cabletel  Communications  Ltd.,
                             which was owned by the Ladbroke  Group PLC and Comcast  Communications
                             Inc.,  and operated a fully  interactive  cable system in West London.
                             Mr.  Yates  is  also  a  founding  member  of  the  Cable   Television
                             Association  in the U.K.  and has  served in various  capacities  with that organization.

Rudy R. Miller         49    Director.  Mr.  Miller was  elected a Director  of the Company on July
                             23, 1996.  He has served as Chairman,  President  and Chief  Executive
                             Officer of Miller  Management  Corp.,  a  financial  consulting  firm, since 1972 and of Miller Capital Corp., a venture  capital,  financial services and  investor  relations  firm,  since 1993.  Mr.  Miller was
                             Chairman,   President  and  Chief  Executive   Officer  of  StatesWest
                             Airlines,  Inc.  operating as US Air Express  from 1986 to 1993.  That company  petitioned  for  protection  under  Chapter  11 of  the  U.S.
                             Bankruptcy   Code  in  December   1992  which  was  dismissed  by  the
                             Bankruptcy  Court in September  1994.  Mr. Miller was also a member of the board of directors of America West  Airlines from 1982 to 1986 and a member of the board of directors of Jacor  Communications  Inc., one of the largest radio broadcasting groups in the United States.

Steve Saril            43    Director,  Senior Vice  President,  Sales &  Marketing.  Mr. Saril has
                             been an  executive  officer of the Company since 1989 and is currently its Senior Vice President of Sales and Marketing.  He was elected as a
                             Director  on  September  26,  1996. Between  1979  and 1989,  he was a
                             Director of National  Accounts  for Showtime    Networks,    Inc.,  an
                             operator of cable movie networks.

Stephen K. Liebmann    59    Director.  Mr.  Liebmann was elected a Director on May 22,  1997.  Mr.
                             Liebmann   has   been  a   self-employed   marketing   consultant   to
                             growth-oriented  consumer  businesses  since 1976.  Mr.  Liebmann  has provided consulting  services to several major corporations  including several  in  businesses  related  to the  Company  including  American
                             Television &  Communication  Corp. (a  subsidiary of a predecessor  of
                             Time Warner),  Paragon Cable, Home Box Office, Primestar Partners, and
                             Hughes Network Systems.  He has also provided  consulting  services to other consumer  businesses  including Sara Lee, Hallmark,  Quaker Oats
                             Company and Cadbury Scwheppes U.S.A.


Committees; Board Meetings

         The Board of Directors of the Company held nine meetings during 1996. Each Director attended all of the 1996 meetings except for Edward M. Spector, a former Company Director, who attended seven meetings.

         The Board of Directors currently has three committees: an Audit Committee, a Compensation Committee and a Stock Option Committee. The Audit
Committee is responsible for reviewing the activities of the Company's independent auditors (including fees, services and scope of audit), monitoring the efficacy of the Company's internal accounting controls, reviewing the Company's accounting procedures and policies and reviewing the Company's budgeting and forecasting. The Audit Committee met twice during 1996 and delivered two reports to the Board.

         The Compensation Committee is responsible for reviewing and establishing the compensation policy for the Company. The Compensation Committee met twice during 1996, and delivered two reports to the Board. The Stock Option Committee is responsible for administering the Company's employee stock option plans and for reviewing and implementing all matters with respect to the plans including granting options and setting vesting schedules and exercise prices. The Stock Option Committee met three times during 1996 and delivered three reports to the Board.

         The members of each committee are currently Messrs. Ericson, Miller and Nolan, the non-employee Company Directors. Mr.Ericson is chairman of the Compensation and Stock Option Committees. Mr. Miller is chairman of the Audit Committee. The committee members attended all of the committee meetings during 1996.

Director's Compensation

         The Company pays $1,000 per meeting, plus expenses for regular board meetings, and $250 for telephone conference call board meetings to non-employee directors serving on its Board of Directors. In addition, non-employee directors are entitled to participate in the Directors Stock Option Plan, as amended (the "Directors Plan"). A total of 100,000 shares are reserved for issuance under the Directors Plan. As of May 1, 1997, there were 60,000 options available under the Directors Plan. The Directors Plan provides for the automatic issuance of 10,000 options to non-employee directors on December 31 of each year such person is qualified to participate in the Directors Plan. Messrs. Ericson, Miller and Nolan were each granted options under the Directors Plan on December 31, 1996. For a more detailed summary of the Directors Plan, see "EXECUTIVE COMPENSATION Stock Option Plans."


THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

PROPOSAL 2

STOCKHOLDER MEETING PROPOSAL

         In May, 1997, the Company's Board of Directors approved two measures that affect the ability of the Company's stockholders to approve corporate actions. One of the measures, which is being submitted for approval by the Company's stockholders at the Annual Meeting, would require that stockholder action be effected only at a duly called meeting of stockholders rather than by written consent of the stockholders (the "Stockholder Meeting proposal"). The second measure, contained in the Amended and Restated Bylaws of the Company (the "Amended Bylaws"), which does not require stockholder approval, requires advance notice to the Company of (i) stockholder nominations for the election of Directors and (ii) stockholder proposed amendments to the Company's Certificate of Incorporation and Amended Bylaws (the "Notice provisions").

Stockholder Meeting proposal

         Under the Delaware General Corporation Law ("Delaware Law"), any action required or permitted to be taken by a Delaware corporation's stockholders may be taken, unless the corporation's certificate of incorporation provides otherwise, without a meeting and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders. The Company's current Certificate of Incorporation (the "Certificate of Incorporation") does not limit the right of stockholders to act by written consent. The Stockholder Meeting proposal being submitted to the Company's stockholders at the 1997 Annual Meeting, if approved, would require that stockholder action be taken only at an annual or special meeting of stockholders and would prohibit stockholder action by written consent. If Proposal 2 is approved, a new Article Eleventh would be added to the Certificate of Incorporation. The text of proposed Article Eleventh is attached to this Proxy Statement as Exhibit 1.

Notice Provisions

         In conjunction with the Board's approval and submission to the stockholders of the Stockholder Meeting proposal, the Board also adopted the Notice provisions, which require advance notice of stockholder nominations for the election of Directors and of stockholder proposed amendments to the Certificate of Incorporation and Amended Bylaws. The Notice provisions, incorporated in the Amended Bylaws, were approved by the Board of Directors, and, since they do not require stockholder approval, are presently in effect. Because the two measures are related, the proposal to adopt the Stockholder Meeting proposal should be considered in light of the Notice provisions that are currently in place.

         The Notice provisions require that stockholders proposing to nominate one or more persons for election as Directors provide the Company with advance written notice (i) at least 90 days and no more than 120 days prior to a scheduled Annual Stockholders' Meeting or (ii) not more than 60 days prior to a Special Meeting nor later than 7 business days following communication to stockholders of notice of the Special Meeting. The written notice must contain specified information including: (i) the names and addresses of the stockholder and the proposed nominee, (ii) a representation that the stockholder proposing the nomination is a stockholder of record and intends to appear at the meeting to nominate the proposed nominee, (iii) any arrangements between the stockholder and each such nominee, (iv) any other information that would be required in a proxy statement filed under the proxy rules of the Securities and Exchange Commission and (v) the nominee's consent to serve as a Director if elected.

         The Notice provisions concerning amendments to the Certificate of Incorporation and Amended Bylaws require that the stockholder proposing such amendment provide the Company with advance notice not less than 10 days nor more than 60 days prior to any annual or special meeting of stockholders when the proposed amendment will be voted upon. The written notice must contain specified information including (i) the text of the proposed amendment, (ii) a representation that the stockholder proposing the amendment is a stockholder and the number of Shares held by such person, (iii) a list of the names of the other stockholders who are acting in concert with the stockholder proposing the amendment and (iv) an opinion of counsel that the Certificate of Incorporation, as proposed to be amended, will not conflict with the laws of the State of Delaware.

Purpose of Stockholder Meeting Proposal and Notice Provisions

         Proposals for stockholder action typically involve important issues relating to the Company and its future, and the Board believes that such proposals should be considered in a manner that permits discussion of the issues, following notice to all, not just some, of the Company's stockholders. The Board adopted the Notice provisions, and is recommending the adoption of the Stockholder Meeting proposal, to increase the likelihood that the Company and all of its stockholders are given an opportunity to carefully consider and respond to important stockholder proposals.

         Stockholders should keep in mind that the advance notice required by the Notice provisions and Stockholder Meeting proposal could have the effect of deterring persons from initiating hostile takeover attempts against the Company. If a bidder is required to provide advance notice of stockholder measures intended to further a hostile takeover attempt, the bidder loses an element of surprise. As a result, the Board of Directors has more of an opportunity to devise and employ methods to defend against such an attack, should it determine that the bid is not in the best interests of the Company and its stockholders. In addition, the Stockholder Meeting proposal and Notice provisions would impair the stockholders' ability to remove one or more members of the Board of Directors or to conduct a proxy contest involving the election of Directors or other matters.

         Taking all these factors into consideration, however, the Board of Directors believes that these measures should increase the likelihood that all Company stockholders will be treated equally and fairly when stockholder action is taken and should enhance the ability of the Company and its stockholders to carefully consider stockholder proposals.

         Delaware Law permits Delaware corporations to adopt a number of other measures designed to reduce a corporation's vulnerability to hostile takeover attempts. In addition to the proposed Stockholder Meeting proposal and the Notice provisions contained in the Amended Bylaws, other provisions of the Amended Bylaws, the Certificate of Incorporation, Delaware Law and certain agreements to which the Company is a party could deter, to varying degrees and in various circumstances, an effort to take control of the Company without the approval of the Board of Directors. These are summarized below in "Existing Anti-Takeover Provisions."

         The Company is not aware of any proposed takeover attempt or attempt to acquire control of the Company. No tender offer, leverage buyout or similar transaction involving the change of control of the Company is currently pending.

         The affirmative vote of a majority of the outstanding Shares is required to approve the Stockholder Meeting proposal.

         THE BOARD OF DIRECTOR'S RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION OF THE STOCKHOLDER MEETING PROPOSAL.

Existing Anti-takeover Provisions

         The following summary describes the provisions of the Certificate of Incorporation, Amended Bylaws, Delaware Law and agreements to which the Company is a party or is subject, which could deter, to varying degrees and in various circumstances an effort to take control of the Company without the approval of the Board of Director. The summary is qualified in its entirety by reference to the particular provisions and agreements.

         Stockholder Rights Plan. Under the Company's Stockholder Rights Plan, which was adopted on June 13, 1997, one right ("Right") was distributed to stockholders of record on June 27, 1997 and is presently attached to and trades with each outstanding Share. These Rights become exercisable and transferable apart from the Shares on the earlier of (i) the 10th calendar day after the public announcement that a person, including affiliates and associates (an "Acquiring Person"), has acquired beneficial ownership of 15% or more of the Company's Common Stock ("15% Ownership") or (ii) the 10th business day after the commencement of a tender offer or exchange offer for the Company's Shares if upon consummation thereof, the Acquiring Person acquires 15% Ownership. Once exercisable, each Right entitles the holder to purchase one one-hundredth (1/100) of a share of Series B Junior Participating Preferred Stock at an exercise price of $12.50, subject to adjustment to prevent dilution. The Rights have no voting power and, until exercised, no dilutive effect on net income per Share. The Rights expire on June 12, 2007 and are redeemable under certain circumstances. If a person acquires 15% Ownership, except in an offer approved by the Company under the Plan, then each Right not owned by the Acquiring Person or related parties will entitle its holder to purchase, at the Right's exercise price, common stock or common stock equivalents having a market value immediately prior to the triggering of the Right of twice the exercise price. In addition, after an Acquiring Person obtains 15% Ownership, if the Company is involved in certain mergers, business combinations or asset sales with the Acquiring Person, each Right not owned by the Acquiring Person or related persons will entitle its holder to purchase, at the Right's exercise price, shares of common stock of the other party to the transaction having a market value immediately prior to the triggering of the Right of twice the exercise price.

         Takeover Statute. In general, Delaware Law Section 203 restricts for three years certain business combinations between a Delaware corporation and a stockholder that acquires 15% or more (a "15% stockholder") of the corporation's voting stock. An exception is provided where the stockholder, upon consummation of the transaction which resulted in such stockholder becoming a 15% stockholder, acquires more than 85% of the corporation's total voting shares (excluding shares held by directors who are also officers and by certain employee benefit plans). In addition, business combinations with 15% stockholders are permitted if (a) prior to the stockholder becoming a 15% stockholder, the board of directors approved either the business combination or the transaction that resulted in the person becoming a 15% stockholder, or (b) on or after the date such person became a 15% stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the 15% stockholder or its affiliates and associates.

         Supermajority Votes in the Amended Bylaws. The Amended Bylaws contain a number of provisions which require a supermajority vote of the Directors for certain actions to be taken. Some of the actions which require a supermajority vote include: (i) calling for a stockholders' meeting, (ii) amending or repealing the Amended Bylaws or adopting new bylaws, (iii) changing the number of Directors; and (iv) removing the Chairman of the Board.

         Stockholders Not Empowered to Call Special Meetings. The stockholders are not empowered to call a Special Meeting of Stockholders which may be called only pursuant to a vote of 75% of the members of the Board of Directors then in office.

         No Preemptive Rights.  Holders of Shares do not have preemptive rights.

         Additional Authorized Capital Stock. The Company has 9,975,750 of authorized but unissued shares of preferred stock (in addition to the shares of Series B Junior Participating Preferred Stock issuable under the Stockholders' Rights Plan) and approximately 13 million of authorized but unissued Shares of Common Stock and 700,000 Shares of Common Stock held in treasury. The Board could use these authorized but unissued shares of stock to defend against a hostile takeover.

         Certain Agreements. The Company currently has agreements with Messrs. Faherty and Saril, as well as certain other senior officers, that provide for severance compensation if their employment is terminated within 18 months following a change in control of the Company. The Company has also entered into Indemnity Agreements with its directors which provide for, among other things, indemnification of the directors to the fullest extent permitted by law and for the prompt advancement of costs and reimbursement thereof if indemnification is not permitted by law.

PROPOSAL 3

AMENDMENT OF AMENDED 1991 MANAGEMENT STOCK OPTION PLAN

         The Company's Board of Directors has unanimously adopted, subject to stockholder approval, and recommended that the stockholders approve, amendments to the Amended 1991 Management Stock Option Plan (the "Amended 1991 Plan") to increase the number of Shares reserved for issuance under the Amended 1991 Plan by 750,000 Shares from 2,100,000 Shares to 2,850,000 Shares.

         The Company stockholders have previously approved four employee stock option plans providing options to acquire an aggregate of 4,000,000 Shares and the Directors Stock Option Plan providing for options to acquire 100,000 Shares (collectively the "Current Plans"). As of June 18, 1997, options to acquire 3,550,715 Shares have been granted under the Current Plans. The Current Plans have available options to purchase 401,510 Shares. See "MANAGEMENT - Executive Compensation - Stock Options," below for a more detailed description of the Current Plans and of options granted to the Company's Directors and senior management in 1996.

         The purpose of the amendment to the Amended 1991 Plan is to increase the pool of available options and to advance the interests of the Company by inducing persons of outstanding ability and potential to join and remain with the Company, by encouraging and enabling employees, directors and consultants to acquire proprietary interests in the Company and by providing the participating employees, directors and consultants with additional incentive to promote the success of the Company.

         The Stock Option Committee, comprised of non-employee members of the Board of Directors, is responsible for administration of the Amended 1991 Plan and has not made any determination as to who would receive the additional options authorized for grant under the Amended 1991 Plan.

Description of the Amended 1991 Plan

         The following description of the Amended 1991 Plan is qualified in its entirety by reference to the Amended 1991 Plan, a copy of which was attached to the Proxy Statement for a Special Meeting of Stockholders of Jericap, Inc. (a predecessor of the Company) held on May 7, 1992. Attention is particularly directed to the description therein of the prices, expiration dates and other material conditions upon which the options may be granted and exercised.

         The Stock Option Committee may grant options to such persons to purchase the number of shares as the Stock Option Committee may determine. As non-employee members of the Board, the Stock Option Committee members are ineligible to receive grants of options under the Amended 1991 Plan.

         Options granted under the Amended 1991 Plan may either be Incentive Stock Options ("ISO's") pursuant to which the recipient receives certain tax benefits or non-ISO's. The Amended 1991 Plan provides, among other things, that options may be granted to purchase Shares at a price per share fixed by the Stock Option Committee and, in the case of an ISO, at not less than the fair market value of the applicable class of the Company's Common Stock on the date of option grant (110% of such fair market value in the case of optionees holding 10% or more of the combined voting rights of the Company's securities). For grants to officers, the price will be the minimum price described in the preceding sentence.

         At the discretion of the Stock Option Committee, options are for a term not to exceed 10 years or, for Option granted to a Holder of 10% or more of the Company's Shares, 5 years. Options may be exercised by the payment in full in cash or by, with approval of the Stock Option Committee, payment of par value in cash with a note for the balance or in a "cash-less" exercise by either exchanging previously issued Shares or by surrendering additional options, in either case with a market value equal to the exercise price.

         All Shares available under the Amended 1991 Plan are subject to adjustments that may be made for a merger, recapitalization, stock dividend, stock split or other similar change affecting the number of outstanding Shares. Shares subject to an option that lapses, terminates or is forfeited will be available for future options or awards.

         The Board may at any time amend, suspend, or discontinue the Amended 1991 Plan, provided that certain amendments may not be made by the Board without approval of the stockholders. Amendments may not alter an outstanding option without the consent of the optionee.

Federal Income Tax Consequences

         Under the Internal Revenue Code of 1986 ("Code"), the Federal income tax consequences of the grant and exercise of options to purchase Shares under the Plan, and the sale of such shares, will depend upon whether or not the option is an ISO. No tax is imposed on the grantee, and no deduction is available to the Company, at the time of grant of an option. Upon the exercise of an option (other than an ISO), generally the grantee will be treated as receiving compensation (and the Company will be entitled to a deduction) equal to the excess of the fair market value of the related shares at the time of exercise over the exercise price. If Shares are delivered by the optionee in exercise of an option (other than an ISO), no amount will be includable in the optionee's gross income with respect to the number of shares received, up to the number delivered, and the optionee's basis in the number of shares so acquired will be the same as his basis in the number of shares delivered; the fair market value of any additional shares so received will be includable in the optionee's gross income and this amount will become the basis for those shares. According to proposed regulations issued by the Internal Revenue Service, the fair market value of any additional shares received upon the exercise of an ISO by delivery of Shares would not be includable in the optionee's gross income and the optionee's basis for such additional shares will be zero. Finally, a corporate insider subject to the six-month period described in Section 16(b) of the Securities Exchange Act of 1934 may postpone the realization of income from an exercise until six months after the exercise, with the amount includable in his gross income determined at the end of the six months period, by not electing to have the amounts includable in his gross income determined at the time of exercise.

         Although an individual can receive an unlimited number of ISO's during any calendar year, the aggregate fair market value (determined at time of option grant) of the stock with respect to which ISO's first become exercisable during any calendar year (under all of the Company's employee stock option Plans) cannot exceed $100,000 per individual. An optionee will not realize taxable income for federal income tax purposes upon the exercise of an ISO (but such exercise may subject such optionee to the alternate minimum tax) provided he does not dispose of the shares acquired upon the exercise within two years from the date of grant or within one year from the date of exercise. If these conditions are met, the Company will not be entitled to a deduction in connection with the grant or the exercise of the option.

         The net capital gain realized on the resale or disposition of the shares is subject to tax at the same rate as ordinary income, except that an individual's net capital gains will be subject to a maximum tax rate of 28%. If the optionee disposes of the shares within the two or one-year periods mentioned above, he will realize taxable ordinary income in an amount equal to any excess of the fair market value of the shares on the date of exercise (or the amount realized on disposition, if less) over the option price, and the Company will be allowed a corresponding deduction as in the case of a non-ISO.

Board Recommendation

         The Board of Directors is of the opinion that ratification of the adoption of the Amended 1991 Plan is in the best interests of the Company in that it will aid the Company in securing and retaining competent management and other personnel by making it possible to offer them an opportunity to acquire stock of the Company and thereby increase their proprietary interest in the Company's success.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF APPROVAL OF THE AMENDMENT OF THE AMENDED 1991 PLAN.

PROPOSAL 4
APPROVAL OF AUDITORS

         The Board has appointed the firm of Grant Thornton LLP, independent public accountants, to audit the Company's financial statements for the fiscal year ending December 31, 1997, and recommends that stockholders vote for ratification of this appointment. Grant Thornton LLP was engaged by the Company as its independent auditors on February 13, 1997 and has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company.

         Representatives of Grant Thornton LLP will be present at the meeting to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board recommends a vote "FOR" this proposal.

      SHARE OWNERSHIP BY DIRECTORS, PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as at June 18, 1996 (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (ii) each of the Company's directors, (iii) each of the Company's named executive officers and (iv) all officers and directors of the Company as a group.


   Executive Officers,                                                     Shares          Percentage of
    Directors and 5%                                                    Beneficially           Shares
      Shareholders                          Address                        Owned          Outstanding (1)
--------------------------    ------------------------------------     ---------------    -----------------
J. Roger Faherty              Spice Entertainment Companies, Inc.
                              536 Broadway, 7th Fl
                              New York, NY  10012                      1,1025,297(2)(3)         9.3

Mark Graff                    Web Feat, Inc.
                              611 Broadway
                              New York, NY  10012                         869,066(4)            7.2

Leland H. Nolan ,             Spice Entertainment Companies, Inc.
                              536 Broadway, 7th Fl
                              New York, NY  10012
                                                                          976,442(5)(6)         8.1
Dean R. Ericson               5429 South Krameria Street
                              Englewood, CO  80111                         85,000(7)            0.7

Rudy R. Miller                4909 East McDowell Road
                              Phoenix, AZ  85008                           55,000(8)            0.5

Steve Saril                   Spice Entertainment Companies, Inc.
                              536 Broadway, 7th Fl
                              New York, NY  10012                         265,067(9)            2.3

R. Christopher Yates          Aquis House, Station Road
                              Hayes, Middlesex UB3 4DX
                              United Kingdom                              385,762(10)           3.4

Stephen K. Liebmann           351 East 84th Street
                              New York, NY  10028                          60,000(11)           0.5

Harlyn C. Enholm              Spice Entertainment Companies, Inc.
                              536 Broadway, 7th Fl
                              New York, NY  10012                           4,741(12)           0.0

Daniel J. Barsky              Spice Entertainment Companies, Inc.
                              536 Broadway, 7th Fl
                              New York, NY  10012                          70,750(13)           0.6

T. Rowe Price New             100 East Pratt Street
 Horizons Fund, Inc.          Baltimore, MD  21202                        650,000(14)           5.7


All directors and executive officers as a group (10 persons)            3,166,058              23.6%


(1) Assumes exercise of options ansd warrants exercisable within sixty days owned by such person and the exercise of no other options or warrants.

(2)      Includes 729,791 shares issuable upon exercise of outstanding options.

(3) Mr. Faherty's shares do not include the 85,097 shares owned by his spouse and the 10,800 shares owned by his children. Mr. Faherty does not have or share voting or investment power over the shares owned by his spouse or children and disclaims beneficial ownership of such shares.

(4)      Includes 702,916 shares issuable upon exercise of outstanding options.

(5)      Includes 684,166 shares issuable upon exercise of outstanding options.

(6) Mr. Nolan's shares do not include the 25,500 of shares issuable upon exercise of outstanding options owned by his wife. Mr. Nolan does not have or share voting or investment power over the shares owned by his spouse and disclaims beneficial ownership of such shares.

(7) Includes 35,000 shares issuable upon exercise of options and 50,000 shares issuable upon exercise of warrants.

(8) Includes 5,000 shares issuable upon exercise of options and 50,000 shares issuable upon exercise of warrants.

(9) Includes 203,500 shares issuable upon exercise of options and 40,000 shares of Restricted Stock.

(10)     Includes 14,351 shares issuable upon exercise of options.

(11)     Includes 4,741 shares issuable upon exercise of options.

(12)     Includes 50,000 shares issuable upon exercise of warrants.

(13) Includes 43,750 shares issuable upon exercise of options and 27,000 shares of Restricted Stock.

(14) The information concerning beneficial ownership by T. Rowe Price New Horizons Fund, Inc. was obtained from a Schedule 13G filed by such stockholder. Pursuant to this Schedule 13G, these securities are owned by various individual and institutional investors including
         T. Rowe Price New Horizon Fund, Inc., which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities.

                                   MANAGEMENT

Executive Officers

         The biographies of Mr. Faherty, the Company's Chief Executive Officer and President and Steve Saril, the Company's Senior Vice President, Sales and Marketing, are set forth in "PROPOSAL 1, ELECTION OF DIRECTORS."


     Name                Age       Position, Occupation and Business Experience
-----------------        ---   ----------------------------------------------------
Harlyn C. Enholm         55    Executive  Vice  President,   Chief  Financial  Officer.  Mr.
                               Enholm   was   appointed   as   the Company's  Executive Vice
                               President and Chief Financial  Officer on May 20, 1996 having previously  worked for  SEG  as  its  Chief  Financial Officer since June,  1994.  Between joining  SEG in 1994 and  1991,
                               he was  a  self-employed   consultant. From 1984 to 1991, he
                               was Executive Vice President and Chief  Financial Officer of
                               The Geneva Companies.

Rich Kirby               36    Senior Vice  President,  Network  Operations.  Mr.  Kirby has
                               been an  executive  officer of the Company  since 1988 and is currently  its Senior  Vice  President,  Network  Operations.
                               Between  1985 and  1988,  Mr.  Kirby  was Vice  President  of
                               Operations   for  Reiss   Media,   which   operated   Request
                               Television.

Daniel J. Barsky         41    Senior  Vice  President,  General  Counsel &  Secretary.  Mr.
                               Barsky has been an  executive  officer of the  Company  since
                               1995 and is  currently  its Senior  Vice  President,  General
                               Counsel and Secretary.  Prior to joining the Company,  he was a partner in Dornbush  Mensch  Mandelstam & Schaeffer,  which acted as the Company's legal counsel from 1989 to 1994.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth, for the fiscal years ended December 31, 1996, 1995 and 1994, compensation paid by the Company for services in all capacities to the Chief Executive Officer, the former Chief Operating Officer and the four most highly compensated executive officers during 1996.



                                        Annual Compensation                            Long-Term Compensation
                                ------------------------------------    ------------------------------------------------------

                                                            Other         Restricted      Securities
                                                           Annual           Stock        Underlying              All Other
         Name and                            Salary     Compensation        Awards          Options             Compensation(16)
    Principal Position           Year          ($)           ($)             ($)             (#)                    ($)
----------------------------    --------    ---------    -----------    ------------   --------------        -----------------
J. Roger Faherty                 1996       358,077        44,071(1)                     38,500(5)                 12,954
  Chairman and Chief             1995       421,539        58,298(1)                    435,585(6)                 19,909
  Executive Officer              1994       400,000        67,667(1)                                               12,432

Edward M. Spector*               1996       341,250              (2)                           (7)                 15,371
  Director, Former Chief         1995        80,769
  Operating Officer & President  1994


R. Christopher Yates,            1996       348,032        42,442(3)                     38,407(8)                 43,535
  Director, President            1995       378,013              (2)                     38,000(9)                 43,997
  Spice International            1994       264,699              (2)                                               31,783

Steve Saril                      1996       200,000              (2)                     70,000(10)                   462
  Director, Senior Vice          1995       193,462              (2)      345,000(4)     70,000(11)                 1,435
  President Sales & Marketing    1994       177,500              (2)                     50,000(12)                 1,500


Harlyn C. Enholm                 1996       148,900              (2)                     18,962(13)
  Executive Vice President,      1995
  Chief Financial Officer        1994

Daniel J. Barsky                 1996       150,000              (2)                     45,000(14)                   667
  Senior Vice President,         1995       142,500              (2)      233,000(4)     20,000(15)                   811
  General Counsel, & Secretary   1994                                                    20,000(15)

*No longer a Company employee.


(1) Mr. Faherty's other annual compensation included a Company provided leased automobile and payments of auto operating expenses of $14,400 in 1995 and $24,115 in 1994, respectively, and deferred compensation of $36,566 each year in 1996, 1995 and 1994 and long-term disability premiums of $7,505 in 1996, $7,332 in 1995 and $6,986 in 1994.

(2) Other Annual Compensation for these executives is less than 10% of such executive's salary and bonus compensation for the year.

(3) Mr. Yates' other annual compensation consists of auto operating expenses of $12,499, premiums paid on a long-term disability policy of $3,937 and deferred compensation of $26,006.

(4) Messrs. Saril and Barsky received 40,000 and 27,000 shares, respectively, of Restricted Stock on May 12, 1995 at a market value of $8.63 per share.

(5) Mr. Faherty's securities underlying options for 1996 include (i) 21,000 options granted on August 13, 1996 with an exercise price of $2.75 and (ii) 17,500 options granted on December 13, 1996 with an exercise price of $1.75.

(6) Mr. Faherty's securities underlying options in 1995 include 249,585 options granted on December 11, 1995 with an exercise price of $3.875 in replacement of the identical number of options which were granted in 1991, exercised in April 1995 and whose exercise was rescinded in December, 1995. Mr. Faherty was also granted 25,000 options on May 12, 1995 which were repriced on December 11, 1995. In addition, 136,000 options previously granted in 1993 were repriced on December 11, 1995.

(7) Mr. Spector was granted 17,500 options on August 13, 1996 with an exercise price of $2.75 and 17,500 options on December 13, 1996 with an exercise price of $1.75. These options were canceled as part of the SEG Settlement Agreement

(8) Mr. Yates' securities underlying options for 1996 include (i) 18,589 options granted on August 13, 1996 with an exercise price of $2.75 and
         (ii) 19,818 options granted on December 13, 1996 with an exercise price of $1.75.

(9) Mr. Yates' securities underlying options for 1995 include 19,000 options granted on May 12, 1995 which were repriced on December 11, 1995.

(10) Mr. Saril's securities underlying options for 1996 include (i) 10,000 options with an exercise price of $4.25 granted on January 26, 1996 in lieu of a cash raise for 1996 based on 1995 performance and (ii) 40,000 options granted on January 26, 1996 in lieu of a performance based cash bonus. Mr. Saril was also granted 10,000 options on August 13, 1996 with an exercise price of $2.75 and 10,000 options on December 13, 1996 with an exercise price of $1.75.

(11) Mr. Saril's securities underlying options for 1995 include 10,000 options granted on May 12, 1995 which were repriced on December 11, 1995. 50,000 options granted on January 6, 1995 were also repriced on December 11, 1995.

(12) Mr. Saril's securities underlying options for 1994 include 50,000 options granted on January 6, 1994 which were repriced on December 11, 1995.

(13) Mr. Enholm's securities underlying options for 1996 include 9,250 granted on August 13, 1996 with an exercise price of $2.75 and 9,712 options on December 13, 1996 with an exercise price of $1.75.

(14) Mr. Barsky's securities underlying options for 1996 include (i) 7,500 options granted in January 26, 1996 with an exercise price of $4.25 in lieu of a cash raise for 1996 based on 1995 performance and (ii) 22,500 options granted in January 26, 1996 in lieu of a performance based cash bonus. Mr. Barsky was also granted 7,500 options on August 13, 1996 with an exercise price of $2.75 and 7,500 options on December 13, 1996 with an exercise price of $1.75.

(15) Mr. Barsky's securities underlying options for 1995 include 20,000 options granted on December 16, 1994 were repriced on December 11, 1995.

(16) The amount paid by the Company for Messrs. Faherty, Yates, Spector, Saril and Barsky for premiums for life insurance and for employer contributions to the 401(k) Plan, or with respect to Mr. Yates, a pension plan was as follows:

                                            Life Ins.     401(k), Pension Plan
 Name                         Year          Premiums         Contributions
 J. Roger Faherty             1996           12,088                 866
                              1995           17,599               2,310
                              1994           10,122               2,310

 R. Christopher Yates         1996            6,131              37,404
                              1995            6,196              37,801
                              1994            5,323              26,460

 Edward M. Spector            1996           15,371
                              1995
                              1994

 Steve Saril                  1996                                  462
                              1995                                1,435
                              1994                                1,500

 Daniel J. Barsky             1996              436                 231
                              1995              436                 375
                              1994


         1996 Compensation Program for Key Executives. At a Compensation Committee meeting held on November 17, 1995, the committee determined that the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer would not receive compensation adjustments for 1996. Compensation adjustments for other employees were capped at 5% and employees earning over $61,000 would receive options in lieu of cash raises. No cash bonuses would be paid at year end 1995; options would be issued in lieu thereof.

         At a meeting held on January 30 and 31, 1996, the Compensation Committee granted an aggregate of 114,771 options in lieu of raises including 10,000 options granted to Mr. Saril and 7,500 options granted to Mr. Barsky. The committee also granted an aggregate of 127,500 options in lieu of cash bonuses under the performance based plan to five executives including 40,000 options granted to Mr. Saril and 22,500 options granted to Mr. Barsky. Both of these sets of option grants had an exercise price of $4.25 and all options were immediately exercisable.

         Employment Agreements. Mr. Faherty is employed by the Company as its Chairman, Chief Executive Officer and President pursuant to an Employment Agreement (as amended, the "Employment Agreement") effective January 11, 1992 which was amended effective June 15, 1993, March 23, 1994, March 23, 1995, January 1, 1996 and as of April 1, 1997 (the "April Amendment"). The Employment Agreement provides for a base salary of $350,000, with any adjustments determined annually. The Employment Agreement has a six year term. On January 1st of each year that the Employment Agreement is not terminated, the agreement shall be effective for six years from that date. Under the April Amendment, the Employment Agreement provides for loans from the Company of up to $215,000 exclusive of accrued interest. The loan has a maturity date of December 31, 1998 and bears interest at the same rate the Company is paying its principal lender. The Employment Agreement also provides for annual retirement benefits of not less than $100,000 (implemented by the deferred compensation agreement described below) and provides for other benefits including reimbursement for automobile costs.

         Prior to the April Amendment, Mr. Faherty's Employment Agreement required the Company to grant to Mr. Faherty options to acquire 109,443 shares of the Shares in each year commencing in 1998 that the Employment Agreement was renewed. In lieu of this annual option grant, the April Amendment granted Mr. Faherty an option to acquire 400,000 shares of Shares on April 1, 1997 at an exercise price of $2.125. Options to acquire 100,000 shares of Shares were immediately exercisable. Options to acquire 150,000 shares of Shares become exercisable on the earlier of (i) the date following 20 consecutive trading days where the price of the Shares is at least $4.00 or (ii) December 31, 1997 if the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the fiscal year ended December 31, 1997 exceeds certain pre-determined levels. The remainder of the options will vest based on the Company's performance in 1998, as determined by the Board of Directors. If the options do not vest under the foregoing criteria, then the Board of Directors is to establish new vesting criteria.

The April Amendment also provides for a "parachute payment" if, within 18 months following a change in control of the Company, Mr. Faherty or the Company elects to terminate his employment. The amount of the parachute payment is equal to four times his then current salary (including any bonuses) grossed up by the amount equal to the excise tax on any portion of the severance benefit treated as an "excess parachute payment" under the Code and the incremental income taxes payable on the grossed up amount. In addition, upon a change in control, no payments will be due on the loan until the end of the sixth calendar year after the change in control. At that point, the loan will be repayable in ten equal annual installments of principal and interest.

         On October 1, 1992, the Company entered into a Deferred Compensation Agreement with Mr. Faherty. Under the Agreement the Company is obligated to provide for retirement benefits to the executive on or after reaching the age of 65 and also provide for early retirement benefits. Upon retirement the executive will receive from the Company a total of 180 monthly payments which will provide a benefit of $100,000 per annum. Upon early retirement the executive will receive maximum benefits of $95,000 or a minimum of $50,000 annually upon retirement on or after age 55 but before the age of 65. Upon the death of the executive, prior to the age of 65 but after the age of 55, his beneficiary will receive maximum annual benefits of $95,000 or a minimum benefit of $50,000 payable monthly.

         Mr. Yates is employed by HVC pursuant to a Service Agreement dated January 22, 1993 and amended on June 16, 1994. Mr. Yates' original annual salary of (pound)125,000 was adjusted to (pound)239,400 based on HVC's pre-tax profits for the fiscal period ending July 31, 1994. In addition, the Agreement requires pension contribution equal to 10% of his salary. The Agreement expires on one year prior notice provided such termination occurs after March 1, 1997 and provides for a lump sum severance payment of (pound)125,000. On May , 1997, Mr. Yates' Employment Agreement was extended by the Company for an additional 18 months on terms and conditions to be agreed upon. The Company and Mr. Yates are currently negotiating the terms of the extension of his Employment Agreement.

         Mr. Enholm had been employed by SEG pursuant to an Employment Agreement dated August 31, 1995. As part of the SEG Settlement Agreement, SEG terminated Mr. Enholm's employment and the Company continued the engagement of Mr. Enholm as its Chief Financial Officer pursuant to a Consulting Agreement effective February 1, 1997 which was amended on June 4, 1997. Under this agreement as amended, , Mr. Enholm has agreed to serve as the Company's Chief Financial Officer through August 31, 1997.

         Mr. Saril is employed by the Company pursuant to a June 13, 1997 Employment Agreement. The Agreement provided for a base salary of $250,000 and a $1,000 a month car allowance. The Agreement has a three-year term and contains a parachute payment provision the same as that contained in the April Amendment to Mr. Faherty's Employment Agreement. Mr. Barsky is employed by the Company pursuant to an Agreement similar to Mr. Saril's Agreement except that his base salary is $175,000 and the parachute payment is triggered only if the Company terminates Mr. Barsky's employment within 18 months following a change in control of the Company.

Stock Option Plans

         The Company has four stock option plans (the 1992, 1993, 1994 and 1995 Plans) (collectively the "Plans") for officers, employees, directors and consultants of the Company or any of its subsidiaries and a Directors Plan ( the "Directors Plan"). Options granted to employees may be either incentive stock options (ISO's) or non-ISO's; ISO's may not have an exercise price of not less than 100% of fair market value of the Company's common stock on the grant date and all options may not have an exercise price of less than 100% of fair market value on the grant date in the case of options granted to holders of 10% or more of the voting power of the Company's stock on the date of the grant. The aggregate fair market value, as determined on the grant date, of ISO's that may become exercisable in any one year cannot exceed $100,000. Options canceled subsequent to issuance are returned to the Plan and are available for re-issuance as determined by the Stock Option Committee.

         The Plans are currently administered by the Stock Option Committee consisting of three non-employee Directors (the "Committee"). In general, the Committee has the responsibility to select the persons to whom options will be granted and will determine, subject to the terms of the Plan, the number, the exercise period, vesting schedule and other provisions of such options.

         The options are evidenced by a written agreement containing the above terms and such other terms and conditions consistent with the Plans as the Committee may impose. Each option, unless sooner terminated, expires no later than 10 years (five years in the case of ISO's granted to holders of 10% of the voting power of the Company's common stock) from the date of grant, as the Committee may determine. The Committee has the right to amend, suspend or terminate the Plans at any time, provided, however, that unless ratified by the Company's stockholders within 12 months thereafter, no amendment or change in the Plans including: (a) increasing the total number of shares which may be issued under the Plans; (b) reducing below fair market value on the date of grant the price per share at which any option which is an ISO may be granted;
(c) extending the term of the Plan or the period during which any option which is an ISO may be granted or exercised; (d) altering in any way the class of persons eligible to participate in the Plans; (e) materially increasing the benefits accruing to participants under the Plans; or (f) with respect to options which are ISO's, amending the Plans in any respect which would cause such options to no longer qualify for incentive stock option treatment pursuant to the Internal Revenue Code of 1986, as amended, will be effective.

         The Stock Option Committee established a pool of 200,000 options to be granted to senior management and with vesting to be tied to the Company's performance. On April 1, 1997, these options were granted to eight senior officers, including Messrs. Saril and Barsky who were granted 60,000 and 21,000 options, respectively. The options have an exercise price of $2.125. As to half of Mr. Saril's options, 75% will vest in 1997 if the Spice Networks revenues meet certain target levels and 25% will vest if the Company's EBITDA meets certain target levels. The vesting criteria for the other half of the options granted to Mr. Saril is dependent upon the Company's performance in 1998 based on criteria to be set by the Stock Option Committee. Half of the options granted to Mr. Barsky will vest if the EBITDA target is meet; the other half will vest dependent upon the Company's performance in 1998 based on criteria to be set by the Stock Option Committee.

         The Directors Plan, as amended, provides for the automatic annual issuance of 10,000 options to each non-employee Director on the last business day of the calendar year. The exercise price of options issued under the Directors Plan is equal to the closing price of the Company's common stock on the date of grant. In 1996, 10,000 options were issued to each of Messrs. Ericson, Nolan and Miller non-employee Directors who are also the Stock Option Committee members.

         The following table sets forth stock options that the Company granted to the named executive officers during 1996.



                        Option/Grants in Last Fiscal Year

                                  Individual Grants
--------------------------------------------------------------------------------------------
                                                                                                     Potential Realizable
                                   Number of                                                         Annual Rates of
                                   Shares of                                                          of Stock Price
                                  Common Stock      Total Options                               Appreciation for Option
                                   Underlying        Granted to      Exercise                             Term
           Name                     Options          Employees        or Base                  ----------------------------
                                    Granted        in Fiscal Year     Price       Expiration       5%              10%
                                     (#)                (%)           ($/Sh)         Date          ($)             ($)
---------------------------     -------------      --------------    ---------    ---------    -----------      -----------
J. Roger Faherty                    21,000(1)       1.79               2.75        8/13/06       34,599           86,737
                                    17,500(2)       1.49               1.75       12/13/06       19,153           48,477
R. Christopher Yates                18,584(1)       1.58               2.75        8/13/06       30,619           76,758
                                    19,818(2)       1.69               1.75       12/13/06       21,690           54,898
Edward M. Spector                   17,500(3)       1.49               2.75        8/13/06       28,833           72,281
                                    17,500(3)       1.49               1.75       12/13/06       19,153           48,477
Steve Saril                         10,000(4)        .85               4.25        1/25/06       23,670           58,422
                                    40,000(5)       3.41               4.25        1/26/06       94,715          233,793
                                    10,000(1)        .85               2.75        8/13/06       16,476           41,303
                                    10,000(2)        .85               1.75       12/13/06       10,945           27,701
Harlyn C. Enholm                     9,250(1)        .79               2.75        8/13/06       15,240           38,206
                                     9,712(2)        .83               1.75       12/13/06       10,630           26,903
Daniel J. Barsky                     7,500(4)        .64               4.25        1/25/06       17,752           43,816
                                    22,500(5)       1.92               4.25        1/26/06       53,277          131,508
                                     7,500(1)        .64               2.75        8/13/06       12,357           30,978
                                     7,500(2)        .64               1.75       12/13/06        8,209           20,776


(1) These options were granted on August 13, 1996. Twenty five percent were immediately exercisable and the balance are exercisable in three equal annual installments commencing August 13, 1997, one year after the effective date of the grant.

(2) These options were granted on December 13, 1996. Twenty five percent were immediately exercisable and the balance are exercisable in three equal annual installments commencing December 13, 1997, one year after the effective date of the grant.

(3) The options granted to Mr. Spector were canceled on February 7, 1997 pursuant to the SEG Settlement Agreement.

(4) These options were granted on January 25, 1996 in lieu of a cash raise for 1996.

(5) These options were granted on January 25, 1996 in lieu of a performance based cash bonus.

                 Aggregate Options Exercised in Last Fiscal Year
                            and Year End Option Value


                                                                             Number of
                                                                             Securities              Value of
                                                                             Underlying             Unexercised
                                                                            Unexercised            In-the-Money
                                                                             Options at             Options at
                                                                               FY-End                 FY-End
--------------------------------------------------------------------------------------------------------------------
                                 Shares Acquired           Value            Exercisable/           Exercisable/
                                   on Exercise           Realized          Unexercisable         Unexercisable(1)
Name                                   (#)                  ($)                 (#)                     ($)
----------------------------   -----------------     ---------------    -----------------     --------------------
J. Roger Faherty                      None                 None               620,347                1,085,608
                                                                              157,069                  274,870

R. Christopher Yates                  None                 None                14,351                   25,113
                                                                               43,052                   75,340

Edward M. Spector                     None                 None                 8,750                   15,313
                                                                               26,250                   45,938

Steve Saril                           None                 None               203,500                  356,125
                                                                               22,500                   39,375

Harlyn C. Enholm                      None                 None                 4,741                    8,296
                                                                               14,222                   24,888

Daniel J. Barsky                      None                 None                43,750                   76,563
                                                                               21,250                   37,188

(1)  Based on the last trade price on December 31, 1996 of $1.75 quoted by The NASDAQ Small Cap Market.

         401(k) Tax Deferred Savings Plan. Effective January 1, 1993, all qualified employees, including the executive officers, are eligible to participate in the Company's 401(k) Tax Deferred Savings Plan (the "401(k) Plan"). Under the 401(k) Plan, each employee may, at his or her option, elect to defer (and contribute to the Plan) up to 15% of his or her salary. At its discretion, the Company may elect to contribute a percentage of the contributions of the employees. Contributions to the 401(k) Plan shall be invested as determined by the Plan trustees, Messrs. Faherty and Barsky. The trustees have retained Nationwide Services Company to invest the 401(k) Plan funds.

Compensation and Stock Option Committee Report

         Dean Ericson, Rudy Miller and Leland Nolan, non-employee Directors of the Company, are the Compensation and Stock Option Committees' (the "Committees") members. The Committees establish the Company's compensation policy and believe that executive compensation should:

   * provide motivation to achieve strategic goals by tying executive compensation to Company performance;

   * provide compensation reasonably comparable to that offered by other companies in the same industry as the Company and of similar size and profitability to attract qualified executives; and

   * provide long-term incentives to tie the executive to the long-term interests of the Company's stockholders.

         During 1996, the Committees oversaw the termination of the employment of several executives who had worked in the Company's international, hotel/motel, television and movie production and other initiatives as part of the Company-wide restructuring and adopted other cost saving measures designed to reduce the Company's cash outlays for salary and other employee benefits. The Committees also instituted a hiring freeze.

         As the effects of restructuring took hold and the Company's financial position stabilized and cost structure came into line, the Stock Option Committee authorized a Company wide option grant on account of 1995 employment on August 13, 1996. At Committee meetings held on December 13, 1996, the Committees made the following recommendations:

(1) The Company enter into employment agreements with key executives which would include change in control/parachute provisions.

(2) The Company establish an incentive plan for senior management, exclusive of the Chief Executive Officer, consisting of a pool of stock options and, if the Company achieved profitability, performance based cash incentives.

(3) For persons who did not receive promotions, the maximum raise would be limited to 5%.

(4) There would be a Company-wide employee stock option grant on account of 1996 employment.

         During Committee meetings held on May 7, 1997 and in subsequent discussions, the Committees reviewed various issues including the progress of the new employment agreements and the need to augment the company's pool of available employee options. The Committee also finalized an amendment to Mr. Faherty's employment agreement and apportioned the pool of 200,000 options designated for senior management and developed vesting criteria for such options.


June 16, 1997                                                     Dean Ericson
                                                                Rudy R. Miller
                                                               Leland H. Nolan

                                PERFORMANCE GRAPH


         The graph below compares the cumulative total shareholder return on the Common Stock for the period from August 31, 1992 to December 31, 1996 with the cumulative total return on the NASDAQ Stock Market-United States Index and a peer group (1) of comparable companies (the "Peer Group") selected by the Company over the same period (assuming the investment of $100 in the Shares, the NASDAQ Stock Market-United States Index and the Peer Group on August 31, 1992 and the reinvestment of all dividends).

     The following table is an Edgar representation of the data points used in the printed graphic presentation:


                             CUMULATIVE TOTAL RETURN
                                     SUMMARY

                                 9/92       1992       1993        1994        1995      1996
                               -------    -------    --------    -------    --------- ----------
     Spice Entertainment
      Companies, Inc.            100        242         325        450         185         70

     Peer Group                  100        118         228        195         474        237
     NASDAQ Stock Market -
      United States              100        118         136        133         188        231

(C) Paul Kagan Associates, Inc. estimates.  All rights reserved.

(1) The peer group comprises those companies which compete against the Company in the interactive television and pay-per-view industries. None of the companies in the peer group is fully comparable with the Company's business. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average. The members of the peer group are as follows: Macromedia, Inc., Hypermedia Communications, Lodgenet Entertainment Corp., Interfilm Inc., Iwerks Entertainment Inc., Creative Program Tech Venture, Videotron Group Ltd., Actv Inc., NTN Communications Inc., Interactive Network Inc., Playboy Enterprises Inc., and Spi Holding Inc.

                                  MISCELLANEOUS


Compensation Interlocks and Insider Participation

         Since 1994, recommendations relating to executive compensation have been made by the Company's Compensation Committee to the Board of Directors. The Compensation Committee members are Messrs. Ericson, Miller and Nolan, non-employee Directors of the Company.


Filings with Securities and Exchange Commission

         Section 16(a) of the Securities Exchange Act of 1934 requires that officers, directors and 10% stockholders of the Company file reports of their ownership with the Securities and Exchange Commission. No officer or Director was late with their filings for 1996.

Certain Transactions

         During 1995, Messrs. Faherty, Graff and Nolan borrowed $215,000, $24,000 and $82,000, respectively, from the Company. All of the loans bear interest at the same rate the Company pays on its loan from its senior secured lender. Pursuant to the Fourth Amendment to Mr. Faherty's Employment Agreement and a December 31, 1996 letter from the Chairman of the Compensation Committee of the Board of Directors, Mr. Faherty's loan is due on December 31, 1997. Mr. Graff plans to repay his loan in full in the second quarter of 1997 and Mr. Nolan's loan will be paid in monthly installments beginning January, 1998.

         As part of the SEG Merger, certain members of the Spector Group and the Company entered into a Letter Agreement dated August 14, 1995, as amended (the "August 14th Agreement"), under which the Company was granted an option to acquire and the Spector Group signatories were granted a put ("Put") to sell, all of the issued and outstanding shares of the Spector Information Systems, Inc. (n/k/a United Transactive Systems, Inc.) in exchange for a formula determined number of Shares. As part of the SEG Settlement Agreement, the parties to the August 14th Agreement also entered into a Termination Agreement dated as of February 7, 1997 terminating the August 14th Agreement and suspending the Spector Group's prior exercise of the Put. The Company also entered into a Transponder Services Agreement with SEG pursuant to which the Company will provide transponder services to SEG for monthly payments of $80,000 for two years.

         SEG had a note receivable from Buccaneer Games, Inc. ("Buccaneer"), a developmental corporation, owned by Eric M. Spector. During the third quarter of 1996, the Company deemed that the note was uncollectable and established a provision for the write-down of the note. SEG leased offices from Margate Associates, an affiliate of Edward M. Spector. The aggregate lease payments were $221,000 in 1996. SEG also leased equipment from entities affiliated with Mr. Spector; the aggregate 1996 lease payments were $150,000 in 1996. As a consequence of the split off of SEG pursuant to the SEG Settlement Agreement, the Company has no further liability under these transactions.

         The Company has consulting agreements with Miller Capital Corporation ("MCC") and MMS, Inc. ("MMS") and issued warrants to acquire 50,000 shares at an exercise price of $2.625 per share to each of MCC and MSS on March 26, 1997. Rudy Miller is the President and sole shareholder of MCC and Dean Ericson is the President and principal shareholder of MMS. The Company has also entered into a consulting agreement with S. Liebmann & Associates, Inc. ("SLA") issued a warrant to acquire 50,000 shares at an exercise price of $2.5625 on June 3, 1997. Stephen K. Liebmann is the sole shareholder and president of SLA.

         Management believes that the terms of the transactions described above are no more favorable than could be obtained in transactions between non-affiliated parties.


Other Matters

         The Board of Directors know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

                                                        THE BOARD OF DIRECTORS

New York, New York
Dated: July  , 1997

EXHIBIT 1


                    Amendment to Certificate of Incorporation
                   Regarding Elimination of Stockholder Action
                               by Written Consent


                  ELEVENTH: Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the voting power of the then outstanding voting stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article ELEVENTH.

                       SPICE ENTERTAINMENT COMPANIES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                               HELD AUGUST 5, 1997

           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints J. Roger Faherty and Steve Saril as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of common stock of Spice Entertainment Companies, Inc. ("Company") held of record by the undersigned on June 20, 1997 at the Annual Meeting of Stockholders to be held on August 5, 1997 or any adjournment thereof. (Please mark boxes in blue or black ink.)

         1.   To elect seven Directors to serve for the ensuing year.

         You may withhold your vote for any nominee by lining through or otherwise striking out the name of any nominee.

J. Roger Faherty       Leland H. Nolan       Steve Saril     Stephen K. Liebmann
Dean R. Ericson        R. Christopher Yates  Rudy R. Miller

         FOR [  ]                AGAINST [  ]                  ABSTAIN [  ]

         2.  To  approve  the   amendment  of  the  Company's   Certificate   of
Incorporation to provide that actions required or permitted by the stockholders must be effected at duly called annual or special meeting of stockholders:

         FOR [  ]                AGAINST [  ]                  ABSTAIN [  ]

         3. To approve an amendment to the Company's 1991 Amended Management Stock Option Plan:

         FOR [  ]                AGAINST [  ]                  ABSTAIN [  ]

         4. To ratify the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ended December 31, 1997:

         FOR [  ]                AGAINST [  ]                  ABSTAIN [  ]

         5. To transact such other business as may properly come before the meeting.

If no direction is made, this proxy will be voted FOR Proposals 1, 2  3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign below exactly as your name(s) appear(s) on your stock certificate and/or proxy. If signing for an estate, trust, corporation, or partnership, title or capacity should be stated. If shares are held jointly, each holder should sign.


-------------------------------------        -----------------------------------
           (Signature)                           (Co-Signature, if applicable)


Date:--------------------------------        -----------------------------------
                                                 (Title, if applicable)